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                                                                    EXHIBIT 24C


                                 [LETTERHEAD]



             CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the inclusion in this Registration Statement on Form S-11 of our report dated February 8, 1998 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 1997. We also consent to our firm under the caption "Experts."

                                      /s/Kevin P. Martin & Associates, P.C.

                                      KEVIN P. MARTIN & ASSOCIATES, P.C.



July 24, 1998
Braintree, MA 02184